UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2022

Romeo Power, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38795	83-2289787
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4380 Ayers Avenue Vernon, CA 90058	90058
(Address of principal executive offices)	(Zip Code)

(833) 467-2237

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	RMO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 4, 2022, Romeo Power, Inc. (the “Company” or “Romeo”) consummated its acquisition of the 60% ownership stake of BorgWarner Inc. (“BorgWarner”) in the BorgWarner Romeo Power LLC joint venture between affiliates of BorgWarner and Romeo (the “Joint Venture”). Such acquisition was made pursuant to a Membership Interest Purchase Agreement (the “Purchase Agreement”), dated as of February 4, 2022, among Romeo Systems, Inc., the Company, BorgWarner Ithaca LLC, BorgWarner and the Joint Venture, and implemented the previously disclosed notice delivered to Romeo by BorgWarner electing to put its ownership stake in the Joint Venture to Romeo. Pursuant to the Purchase Agreement, Romeo paid BorgWarner a purchase price of $28,614,000, using cash on hand.

Acquiring BorgWarner’s ownership stake in the Joint Venture results in Romeo owning 100% of the Joint Venture, and such entity now will be dissolved and all its assets, including approximately $3,000,000 in cash, distributed to Romeo. Pursuant to the Purchase Agreement, the operating agreement governing the Joint Venture and that certain Intellectual Property License Agreement, dated May 6, 2019 (the “IP License Agreement”), by and among BorgWarner, Romeo Systems, Romeo Systems Technology, LLC and the Joint Venture are deemed terminated (other than confidentiality and other provisions thereof that expressly survive termination).

By folding the Joint Venture back into Romeo and terminating the IP License Agreement, Romeo recaptures broad rights to exploit its intellectual property that it had licensed to the Joint Venture and is relieved of important contractual limitations on Romeo’s operations. Romeo now will be free to exploit its intellectual property in all fields of use throughout the world; will assume full control of its research and development budget and activities; and will be relieved of any obligation to disclose any trade secrets or confidential information to BorgWarner. BorgWarner retains non-commercial rights with respect to Romeo’s existing intellectual property (but not any intellectual property developed in the future) that arguably could become a right to commercialize such intellectual property if Romeo were to become insolvent or experience an event of default under debt obligations, as well as a limited right of first refusal to partner with Romeo regarding certain proposed expansions of Romeo’s stationary application business that occurs within the next three years.

Investors should read the Purchase Agreement together with the other information concerning the Company that it publicly files in reports and statements with the U.S. Securities and Exchange Commission. The foregoing description of the terms of the Purchase Agreement is not complete and is qualified in its entirety by the full text of the Purchase Agreement itself, which is filed herewith as Exhibit 10.1 and is incorporated in this Item 1.01 by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

Item 8.01.	Other Events.

On February 7, 2022, the Company issued a press release announcing its acquisition of BorgWarner’s ownership stake in the Joint Venture. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Membership Interest Purchase Agreement, dated February 4, 2022, by and among Romeo Power, Inc., Romeo Systems, Inc., BorgWarner Inc., BorgWarner Ithaca LLC and BorgWarner Romeo Power LLC.

99.1	Press release, dated February 7, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROMEO POWER, INC.

Date:	February 7, 2022	By:	/s/ Matthew Sant
		Name:	Matthew Sant
		Title:	General Counsel and Secretary